Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

Third Coast Announces Conversion to State-Chartered Bank

Third Coast converts to a Texas Banking Association

HOUSTON, Texas, March 14, 2024 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” or “our”), the holding company of Third Coast Bank (the “Bank”), today announced that the Bank has successfully converted its charter from a Texas state savings bank to a Texas banking association. The strategic charter conversion became effective on March 13, 2024.

“The charter conversion allows us to expand our commercial loan portfolio while continuing to provide the same extensive array of business and personal banking products and high-quality, relationship-based service customers have experienced at the Bank since it was founded in 2008,” said Bart Caraway, Chairman, President and CEO of Third Coast. “As we grew and our strategic plan evolved, we determined that a Texas banking association would allow us to better align our goals with the needs of commercial and retail customers.”

Prior to the charter conversion, the Bank was a state savings bank chartered and regulated by the Texas Department of Savings and Mortgage Lending. The conversion was successfully completed on March 13, 2024, and the Bank is now a Texas banking association chartered and regulated by the Texas Department of Banking. The Bank will continue to be a member bank of the Federal Reserve System and maintain FDIC deposit insurance.

Accordingly, the Bank has removed the “SSB” from its name and logo, and the Company will update its website URL and email addresses effective March 16, 2024. The new website URL will become www.thirdcoast.bank and the new email address will be @thirdcoast.bank.

For more information on this change, including frequently asked questions, please visit www.tcbssb.com.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 16 branches encompassing the four largest metropolitan areas in Texas. Please visit www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; credit risk associated with our business; our ability to navigate increased regulatory requirements; our ability to manage increased examination fees, compliance expenses, and mandated corrective programs; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.